RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS COMPLETES ANNUAL SHAREHOLDER
MEETING AND ANNOUNCES VOTING RESULTS;
VOTES FOR SUCCESSFUL DEBT RECAPITALIZATION, POSITIONS
COMPANY FOR GROWTH

(TUSTIN, CA) Dec. 6, 2010/Marketwire – Radient Pharmaceuticals Corporation (RPC) (NYSE AMEX:RPC News) announced today shareholder voting results and the completion of its Annual Meeting of Shareholders held Friday December 3, 2010.

Votes received by the shareholders of RPC were in favor of the execution of a financial stabilization plan through the approval of the following initiatives:
•	Issuance of up to 25,311,388 shares of RPC common stock issuable upon the full exchange andcancellation of the Company’s outstanding notes and loans.
•	Issuance of 2% of outstanding shares of RPC common stock in exchange for cash consulting fees due under the Company’s consulting agreement with Cantone Asset Management LLC.
•	Issuance of up to 708,261 shares of RPC common stock issuable upon the full exchange and cancellation of underlying the Bridge Loan and related warrants conducted in September 2009.
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Issuance of 1% of outstanding shares of RPC common stock in exchange for cash consulting fees due under the Company’s placement agent of the Series 1 and Series 2 notes transaction completed in the first and second quarter of FY2010.

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Future rights for RPC management to issue additional shares of common stock upon exercise of the Registered Direct Offering Warrants if and when required pursuant to further implementation of the anti-dilution rights granted in the warrants.

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Issuance of up to 2,194,157 shares of RPC common stock issuable upon the conversion of the principal and interest of certain notes and excise of warrants issuable upon conversion for not holders extending the maturity date of the September 2010 note.

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Issuance of 85,648,836 shares of potentially issuable RPC common stock below the greater of a share of RPC’s common stock book or market value at the time of issuance issuable pursuant to the financings that RPC completed in the first and second quarter of FY2010.

•	Amend RPC’s certificate of incorporation to increase the Company’s authorized shares of capital stock.
•	A new 2010 stock option plan to incentivize management and employeesto drive RPC’s IVD business to new heights in sales and profitability in FY2010 andbeyond.

The only initiative unapproved was the issuance of shares underlying the warrants issued in the November 2009 Registered Direct Offering.

According RPC Chairman and CEO Douglas MacLellan, “We thank all of our shareholders for their support and greatly appreciate the valuable feedback and insights offered to our executive management team and board of directors.  Our collective team remains deeply committed to building long-term value for all of our shareholders, especially through the continued international commercialization of our Onko-Sure® in vitro diagnostic cancer test and monetization strategy and plan for our China-based subsidiary Jade Pharmaceuticals Inc.  Our goal remains on delivering life-saving IVD oncology products to patients and healthcare providers worldwide in a manner where we successfully drive sustainable and profitable growth for our Company.”

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure®Test Kitsfor colon-rectal cancer recurrence monitoring   The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease-state detection, treatment strategy and the monitoring of disease progression or recurrence. To learn more about our company, people and potentially life-saving cancer test, visitwww.radient-pharma.com.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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